UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2013

INVESTORS HERITAGE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 11, 2013, Howard L. Graham resigned as a director of Investors Heritage Capital Corporation and Investors Heritage Life Insurance Company (collectively, the “Companies”). Mr. Graham’s resignation from the Boards of Directors of the Companies did not result from any disagreement with the Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: August 14, 2013	By:	/s/ Harry Lee Waterfield II
Harry Lee Waterfield II
President